Exhibit 99.(a)(72)

VOYA EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: June 11, 2014

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Establishment and Designation of Series and Classes to establish Class R6 shares for Voya Real Estate Fund, as follows:

A.            Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Real Estate Fund, dated July 11, 2002, as amended June 15, 2004, November 19, 2007 December 7, 2009, July 1, 2011, and May 1, 2014, is hereby further amended as follows:

1.             The Fund shall be designated Voya Real Estate Fund.  The Classes thereof shall be designated as follows:  Voya Real Estate Fund Class A, Voya Real Estate Fund Class B, Voya Real Estate Fund Class C, Voya Real Estate Fund Class I, Voya Real Estate Fund Class O, Voya Real Estate Fund Class R, Voya Real Estate Fund Class R6, and Voya Real Estate Fund Class W.

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes.

Dated: May 22, 2014

/s/ Colleen D. Baldwin	/s/ Russell H. Jones
Colleen D. Baldwin, as Trustee	Russell H. Jones, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Dr. Albert E. DePrince, Jr.	/s/ Joseph E. Obermeyer
Dr. Albert E. DePrince, Jr., as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ Roger B. Vincent
J. Michael Earley, as Trustee	Roger B. Vincent, as Trustee